PURCHASE OPTION TERMINATION AGREEMENT

This purchase option termination agreement ("**Agreement**") is made and entered into effective 6 June 2013 (the "**Effective Date**") in Carson City, Nevada by and between **NATCHEZ PASS LLC**, a Nevada domestic limited-liability company, 272 Lacey Road, Carthage, Mississippi 39051 ("**Natchez Pass**"), and **DEL TORO SILVER CORP.**, a Nevada domestic corporation, c/o Patrick A. Fagen, 2229 Tahoe Vista Drive, South Lake Tahoe, California 96150 ("**Del Toro**"). Natchez Pass and Del Toro are the only parties to this Agreement and are at times referred to herein singly as a "**Party**" and collectively as the "**Parties**."

RECITALS

A. The Parties entered into a 31 August 2012 Partial Purchase Option Agreement, as subsequently amended (collectively, the "**Purchase Option Agreement**").

B. The Parties have agreed to terminate the Purchase Option Agreement, and all of each Parties' respective rights and responsibilities thereunder.

C. The Parties enter into this Agreement to memorialize the terms of that termination.

In consideration of the above recitals, the mutual covenants, agreements and promises of the Parties, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby severally covenant and agree as follows:

1. **TERMINATION TERMS.** The Purchase Option Agreement is hereby terminated. As additional consideration for its respective agreement to terminate the Purchase Option Agreement:

1.1 in furtherance of Section 2 below, Del Toro is hereby released from all of its executory obligations, including financial, under the Purchase Option Agreement. Additionally, Del Toro is hereby granted a five percent (5%) net smelter royalty (the "**Royalty**") in, to and against all of the mining claims governed by the Purchase Option Agreement (the "**Claims**"). Within ten (10) business days, Natchez Pass shall record the Royalty against those claims with the applicable county recorder office(s) and the Bureau of Land Management.

Additionally, Del Toro shall be paid five percent (5%) of the gross sale price (the "**Sales Proceeds**"), less commercially reasonable sales commissions and closing costs, Natchez Pass' repayment of all of its third-party debts concerning the Claims, and the recapture of all capital contributions by Natchez Pass' members, from the sale to a third party of the Claims or a majority or more of the membership interest in Natchez Pass. In no event shall Del Toro's Sales Proceeds be less than three hundred thousand dollars ($300,000).

1.2 Del Toro shall assign to and among the third parties set forth on the appended Exhibit A 2,000,000 shares of common stock in Del Toro (the "**Stock**"). All such shares of

stock shall be subject to every resale and other restriction required by applicable law, and shall be issued pursuant to a subscription agreement to be prepared by the issuing company's public corporation counsel. All such assignments shall occur within ten (10) business days after Del Toro receives Notice from Natchez Pass of all other information required by Del Toro's counsel or stock transfer agent to effect same.

Additionally, such shares of Stock shall not be sold during any given week by any assignee or subsequent holder in due course in an amount that exceeds the lesser of 50,000 shares or 10% of the previous 21 trading days' volume.

Still further, Natchez Pass shall retain all money paid to it and/or for it under the Purchase Option Agreement; and, upon sale of the Claims to a third party, or upon the sale to a third party of a majority or more of the membership interest in Natchez Pass, Del Toro shall assign to Natchez Pass all of Del Toro's rights in and to the Royalty.

2. RELEASE OF CLAIMS. Each Party hereby releases and forever discharges (the "**Releasing Party**") the other Party (the "**Released Party**"), and the Released Party's officers, directors, employees, agents, members, owners, attorneys and assigns, of and from any and all causes of action, harm, grievances, claims, complaints, demands, damages, costs, obligations, liabilities and any and all other actions related to the Purchase Option Agreement, or performance and, as applicable, non-performance and non-payments, thereunder by the Released Party and/or its employees or contractors, whether such action or remedy sought be legal, equitable, contractual, statutory (federal, state or local) or otherwise (the "**Released Claims**"). With respect to the Released Claims, each Releasing Party hereby expressly waives any and every applicable law that provides anything similar to the following, including without limitation the provisions of California Civil Code Section 1542: A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

3. GENERAL PROVISIONS

3.1 Miscellaneous. The above recitals and the attached exhibit are hereby incorporated herein as though expressly set forth. When used herein, the terms defined when initially capitalized have the ascribed meanings. This Agreement may be executed in counterparts, with each deemed an original but all constituting one instrument. Facsimile, photocopied / scanned, and electronic signatures bind the Parties. No Party is an agent, partner, or joint venturer with the other, and no Party has the authority to assume or create any obligation for or on behalf of the other. This Agreement's title and headings are for reference only and do not define or limit this Agreement's scope. All decisions to be made by a Party hereunder shall be at such Party's sole and arbitrary discretion, except as otherwise provided for herein. This Agreement was negotiated at arm's length by and between sophisticated business persons. Any provision herein that may reasonably be interpreted as intended to survive this Agreement's termination or expiration shall do so. All payments required herein are due in United States Dollars from an immediately available source. This Agreement's time periods shall be computed by excluding the first day and including the last. Except if otherwise specifically noted, time is of the essence and all periods referencing days shall be measured by calendar days, and, if the last day in a given period falls on a weekend or legal holiday, then the last day thereof shall be the next business day thereafter. Except as may otherwise be specified herein, no action by a

Party against another for breach hereof is limited to breach of contract remedies. The term "**including**" means "including, without limitation." Use of "**and/or**" means both the conjunctive and disjunctive and is intended for expansive interpretation and not to limit the options available to each Party affected thereby.

3.2 Governing Law; Jurisdiction / Venue. This Agreement will be exclusively interpreted and enforced in a state court in Carson City, Nevada under Nevada law (without reference to its choice of law rules). THE PARTIES HEREBY CONSENT TO SUCH VENUE, GOVERNING LAW, AND THE JURISDICTION OF SUCH COURT.

3.3 Entire Agreement. This Agreement sets forth the Parties' entire agreement and understandings relating to the subject matter herein and merges and supersedes all prior agreements, writings and understandings. This Agreement (and any waiver of any rights herefrom) shall not be amended or modified unless in a writing signed by the Parties.

3.4 Legal Expenses. The prevailing Party in any legal action brought against the other Party (and relating hereto) shall be entitled to, *inter alia*, reimbursement for its expenses, including court costs and reasonable attorneys' and expert witnesses' fees and expenses.

3.5 Benefit. This Agreement binds (and inures to the benefit of) the Parties, and the Parties' respective heirs, assigns, successors and legal representatives, subject to any and all assignment restrictions set forth herein. However, this Agreement is not a third party beneficiary contract (and no third party shall have any claim or right of action hereunder).

3.6 Severability / Waiver. If a term hereof is held by a court of competent jurisdiction to be invalid or unenforceable, then all of this Agreement's remaining terms shall, in sum, remain effective as if the objectionable term was not included (and the invalid or unenforceable term shall be judicially modified and read by the court to be enforceable to the maximum extent possible, if at all). No delay, omission or failure to exercise any right or remedy provided for herein shall be deemed a waiver thereof or an acceptance of the event giving rise to such remedy. Rather, every such right or remedy hereunder may be used as the Party exercising it deems expedient.

3.7 Assignment. Neither this Agreement nor the rights and obligations hereunder shall be assigned or transferred by either Party, or to or by any third party (including by court order, operation of law, merger, statute, regulation, ordinance or otherwise) without the other Party's prior express written consent. Any attempt to otherwise assign this Agreement will be ineffective.

3.8 Injunctive Relief. The Parties acknowledge that monetary damages are an inadequate remedy for the breach of certain provisions hereof. Accordingly, if either Party breaches (or threatens to breach) any of its obligations hereunder, the other Party shall be entitled, without proving actual damage sustained, to a stipulated temporary restraining order, and shall thereafter be entitled to apply for a preliminary injunction, permanent injunction and/or order compelling specific performance, to prevent that continued or threatened breach. Additionally, either Party may pursue other remedies available to it, including the recovery of damages.

3.9 Notice. Any notice given hereunder ("**Notice**") shall be in writing and effective upon confirmed delivery to the appropriate Party by personal delivery, recognized overnight delivery service, or five (5) business days after being sent via first class mail postage prepaid at/to the respective Party's address set forth at the beginning of this Agreement (or at/to such other address as a Party may provide by Notice to the other Party from time to time).

3.10 INDEPENDENT INVESTIGATION. EACH PARTY HAS: INDEPENDENTLY EVALUATED THE DESIRABILITY OF ENTERING INTO THIS AGREEMENT AND IS NOT RELYING ON ANY REPRESENTATION, GUARANTEE OR STATEMENT NOT SET FORTH HEREIN; AND HAS BEEN AFFORDED THE OPPORTUNITY TO SEEK LEGAL COUNSEL WITH REGARD TO ITS RIGHTS AND OBLIGATIONS AND HAS CONSULTED OR REFUSED SUCH COUNSEL, AND ACCORDINGLY NEGOTIATED THIS AGREEMENT.

The Parties have each executed this Agreement by duly authorized representative and each Party hereby acknowledges that it understands and is bound by this Agreement.

NATCHEZ PASS LLC	**Del Toro SILVER CORP.**
______________________	[signature]
By: Matthew Freeny	**By: Greg Painter**
Its: Manager	**Its: President**

STATE OF ______________________)
) ss.
COUNTY OF ______________________)

On June __________, 2013, before me, a notary public, personally appeared Matthew Freeny, as Manager of **Natchez Pass LLC**, proven to me by state-issued driver's license to be the person whose name is subscribed to the above instrument and who acknowledged that he executed the same.

____
Notary Public

DAWN MICHELLE BRENNEIS
Notary Public, State of Nevada
Appointment No. 12-6763-12
My Appt. Expires Jan 9, 2016

STATE OF Nevada)
) ss.
COUNTY OF CarsonCity)

On June 7, 2013, before me, a notary public, personally appeared Greg Painter, as President of **Del Toro Silver Corp.**, proven to me by state-issued driver's license to be the person whose name is subscribed to the above instrument and who acknowledged that he executed the same.

[signature]
Notary Public

3.10 INDEPENDENT INVESTIGATION. EACH PARTY HAS: INDEPENDENTLY EVALUATED THE DESIRABILITY OF ENTERING INTO THIS AGREEMENT AND IS NOT RELYING ON ANY REPRESENTATION, GUARANTEE OR STATEMENT NOT SET FORTH HEREIN; AND HAS BEEN AFFORDED THE OPPORTUNITY TO SEEK LEGAL COUNSEL WITH REGARD TO ITS RIGHTS AND OBLIGATIONS AND HAS CONSULTED OR REFUSED SUCH COUNSEL, AND ACCORDINGLY NEGOTIATED THIS AGREEMENT.

The Parties have each executed this Agreement by duly authorized representative and each Party hereby acknowledges that it understands and is bound by this Agreement.

NATCHEZ PASS LLC	**Del Toro SILVER CORP.**
Matthew Freeny	______________________
By: Matthew Freeny	**By: Greg Painter**
Its: Manager	**Its: President**

STATE OF Mississippi)
) ss.
COUNTY OF Leake)

On June 7th, 2013, before me, a notary public, personally appeared Matthew Freeny, as Manager of **Natchez Pass LLC**, proven to me by state-issued driver's license to be the person whose name is subscribed to the above instrument and who acknowledged that he executed the same.

Kathy Chipley
Notary Public

STATE OF MISSISSIPPI NOTARY PUBLIC ID # 85239 KATHY CHIPLEY Commission Expires May 2, 2015 LEAKE COUNTY

STATE OF ______________________)
) ss.
COUNTY OF ______________________)

On June ___________, 2013, before me, a notary public, personally appeared Greg Painter, as President of **Del Toro Silver Corp.**, proven to me by state-issued driver's license to be the person whose name is subscribed to the above instrument and who acknowledged that he executed the same.

____
Notary Public

Exhibit A

Natchez Pass hereby directs Del Toro to issue the shares of Stock as follows:

1.	Turkey Lake, LLC	1,000,000
2.	Mathew Freeny	970,000
3.	Ashford Family Enterprises LLC	30,000